UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 17, 2008


                               MACHINETALKER, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                         -----------------------------
                 (State or other jurisdiction of incorporation)



       333-127080                                           01-0592299
---------------------------                            -------------------
(Commission File Number)                                (I.R.S. Employer
                                                       Identification No.)

             513 DE LA VINA STREET, SANTA BARBARA, CALIFORNIA 93101
             ------------------------------------------------ -----
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code: (805) 957-1680


--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR240.13e-4(c))

SECTION 8.  OTHER EVENTS

ITEM 8.01     OTHER EVENTS

         Historically, Roland F. Bryan, the Chairman and Chief Executive Officer of MachineTalker, Inc. (the "Company"), has been making loans to the Company to enable it to continue to operate. Mr. Bryan's loans have essentially been the only source of working capital for the Company for the past year. The Company has earned insufficient revenue to sustain its operation, and management is uncertain as to if or when the Company will earn enough revenue. As of the end of the Company's third fiscal quarter, Mr. Bryan's total advances to the Company were approximately $925,000, not including prior advances that he made for which he accepted repayment in the form of restricted shares of the Company's Common Stock. Mr. Bryan is expected to discontinue making loans to the Company, which may cause the Company to discontinue its business operations in the near future. The Company is currently seeking funding from other sources, but there is no assurance that any funding will be available or available on terms satisfactory to it. If additional capital is not available from other sources in the near future, the Company may cease to operate.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        MACHINETALKER, INC.
                               -----------------------------------------
                                          (Registrant)

Date:  October 17, 2008



                               /s/ Roland F. Bryan
                               ------------------------------------------
                               Roland F. Bryan, President








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